Exhibit 99.1

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

EVENT DATE/TIME: JUNE 18, 2015 / 09:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corporation - VP of IR

James Debney Smith & Wesson Holding Corporation - President & CEO

Jeff Buchanan Smith & Wesson Holding Corporation - CFO

CONFERENCE CALL PARTICIPANTS

Cai von Rumohr Cowen and Company - Analyst

Andrea James Dougherty & Company - Analyst

Stephen Cahall RBC Capital Markets - Analyst

Chris Krueger Lake Street Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q4 2015 Smith & Wesson Holding Corporation earnings conference call. My name is Joyce, and I will be your operator for today.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Liz Sharp, Vice President of Investor Relations. Please proceed.

Liz Sharp - Smith & Wesson Holding Corporation - VP of IR

Thank you, and good afternoon. Our comments today may contain predictions, estimates and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend, believe and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding revenue, earnings per share, fully diluted share count, tax rate, and capital expenditures for future periods, our product development, focus, initiatives, objectives and strategies, our market share and market demand for our products, market and inventory conditions related to our products and in our industry in general, and growth opportunities and trends.

Our forward-looking statements represent our current judgment about the future, and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our Securities filings including our Forms 8-K, 10-K and 10-Q. You can find those documents and a replay of this call on our website at Smith-Wesson.com.

Today’s call contains time sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

I have a few important items to note, with regard to our comments on today’s call. First, we reference certain non-GAAP financial measures on this call. The reconciliations of GAAP financial measures to non-GAAP financial measures can be found in today’s 8-K filing, as well as today’s earnings press release which are posted to our website, or will be discussed on this call.

In addition, please note that the primary difference between the GAAP and non-GAAP measures for FY15 referenced on today’s call is that the non-GAAP measures will exclude acquisition-related expenses, including the amortization of various intangibles. Also, when we reference EPS, we are always referencing diluted EPS.

Finally, please note that this call references only our continuing operations. I will now turn the call over to James Debney, President and CEO of Smith & Wesson.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Liz. Good afternoon, everyone, and thanks for joining us. With me on today’s call is Jeff Buchanan, our Chief Financial Officer. Later in the call, Jeff will provide a recap of our financial performance, as well as our guidance for FY16 We are very pleased with our FY15 results which reflected strong year-end performance, despite a soft environment for consumer firearms that existed earlier in the fiscal year.

During the year, we strengthened our supply chain with the vertical integration of Deep River Plastics or DRP, our principal injection molding supplier. We also moved further into the hunting and shooting accessories arena, a key part of the overall firearms market, by acquiring Battenfeld Technologies or BTI. Both of these acquisitions were accretive to margins. Moreover, the BTI acquisition allowed us to establish two divisions within our Company, the firearms division and the accessories division.

Lastly, we demonstrated our ability to wisely manage our balance sheet throughout the year, which Jeff will discuss later on today’s call. Before he does that, let me provide a few highlights from the fourth quarter. Total sales of $181 million set a new quarterly record, and exceeded the high end of our guidance range. The very slight decline in firearms revenue, which was anticipated, was more than offset by sales in our new accessories division.

In firearms, handgun sales of $120.7 million was slightly down by 2.8%. However, we continue to see order strength for our popular M&P Shield, SDVE and BODYGUARD 380 pistols, demonstrating the ongoing consumer preference for our concealed carry firearms. Long gun sales of $34.2 million were up 5%, and was supported by strong sales of our M&P 15 Sport, our opening price point modern sporting rifle, which provides a great value to consumers. Our M&P 15 Sport is the industry-leading rifle in this category.

Year-over-year adjusted mix for the fourth quarter was roughly flat, and our unit sales into the consumer channel tracked that result closely. Since then, May adjusted mix rose 4.7% year-over-year, posting the second strongest May ever, with handgun checks up by just over 10%.

With regard to market share, we rely on our own analysis and key distributor feedback. Both of those sources continue to indicate that our products remain popular with consumers, and supports our belief that we remained the market leader in the handgun and the modern sporting rifle categories during the fourth quarter.

Distributor inventory of our products declined in the quarter by about 6,000 units to 112,000 units at the end of Q4, which was well below our target threshold of eight weeks of sales cover. Since then, distributor units have increased to above eight weeks of sales cover, which is to be expected since inventories need to increase in preparation for the busy season of consumer activity that typically commences in September. As always, we work closely with our wholesaler partners to ensure their inventory levels are appropriate for the current period.

Since we acquired BTI, our new accessories division has experienced 27% year-over-year growth, while delivering excellent gross margins. We are very happy with this new division, which provides us with a broad, established platform for organic and inorganic growth in hunting and firearm accessories. Before I share more detail, Jeff will review our financial results.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Thanks, James. Revenue for the full year was $551.9 million, which was down 11.9% from the prior year. This expected decline reflected the return to a more normalized consumer firearm market, following an earlier surge in demand. Revenue for Q4 was a record $181 million, an increase of 6.2% over last year.

For the fourth quarter, firearm division revenue was $166.4 million, and accessories revenue was $14.6 million. The gross margins were 37.1% for the fourth quarter, and 35.3% for the full year. On a non-GAAP basis, gross margins were 38.4% in Q4, and 36.1% for the full year. Gross margins were lower than last year, due mostly to reduced volumes and mix changes. Nonetheless, we are pleased with our fourth quarter gross margin as it falls within our targeted range of 37% to 41%.

Operating expenses in the quarter were $29.8 million or 16.5% of revenue. Total fourth quarter operating expenses rose due to the inclusion of BTI expenses, including $2.4 million in purchase accounting amortization. On a non-GAAP basis, operating expenses were $27.4 million or 15.2% of revenue. Operating expenses for the year were 19.1% of revenue. Despite adding BTI, full year operating expenses declined, primarily due to decreases in incentive compensation and lower IT expenses. On a non-GAAP basis, full year operating expenses were 18% of revenue.

Operating margin was 20.6% for the fourth quarter, and 16.2% for the full year. On a non-GAAP basis, operating margin was 23.3% in Q4, and 18.1% for the full year. Our EPS in Q4, it came in at $0.40, as compared with $0.44 last year. Non-GAAP EPS, it came in at $0.45, above the top end of our updated guidance range. Our full year EPS was $0.90, and on a non-GAAP basis EPS was $0.12 higher at $1.02.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

Adjusted EBITDAS in Q4 was $50.8 million for a 28.1% EBITDAS margin. Our adjusted EBITDAS margin was 24% for the full fiscal year. As we have noted before, our goal is to maintain EBITDAS margins above 20%.

So now I’ll turn to the balance sheet. A few quarters ago, we set a goal to reduce inventory in our firearm division to $75 million by the end of FY15, and we greatly exceeded that goal. In fact, we reduced firearm division inventory in the last two quarters by $31.8 million, down to a balance of $67.4 million. And we did this, while simultaneously reducing our inventory in the channel. Including BTI, our total internal inventory at year-end was $76.9 million. Our focus on reducing the inventory helped us drive strong operating cash flow of $84.9 million in Q4, and $114.8 million for the full year. Full year capital expenditures excluding payments made for acquisitions were about $28 million. The result was free cash flow for the year of $87.6 million, with $5.5 million of that contributed by BTI.

Based on the strength of our free cash flow, we recently took steps to optimize our capital utilization flexibility and reduce ongoing interest expense. During the fourth quarter, we used $100 million of our cash to fully repay the amount we had borrowed on our revolving line to purchase BTI. Even with that repayment, we ended the quarter with $42.2 million in cash.

Having paid down the revolver, now leaves us available the full capacity of the $175 million line, which we renewed on June 15 with a five-year term. And on that same date, we also entered into a new $105 million unsecured five year term loan A. The proceeds from that term loan were used to redeem our $100 million 5-7/8% notes.

Just for reference, the last remaining tranche of our senior notes have a balance of $75 million, an interest rate of 5%, a call date in one year, and a termination date in three years. James?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks, Jeff. Adjusted mix during our fourth quarter and now into May, indicate to us that consumer demand continues to trend to its normal seasonal pattern. In our fourth quarter, the handgun components of mix was up 3.5%, a positive trend since handguns comprise three-quarters of our firearms revenue. We are encouraged to see these seasonal consumer buying trends continue, particularly as we enter the period during which channel inventories typically rise in advance of higher consumer demand in the fall season.

As a consumer-centric Company, new products are an important part of our strategy. We continue to expand our product offering in the fourth quarter. At the NRA convention in April, we unveiled new line extensions that feature a specialized finish for several of our M&P pistols, and we tapped into the trend for suppressors by introducing a M&P 22 compact with a threaded barrel.

In addition, our products continue to win accolades, and both divisions received NRA Golden Bullseye awards, firearms for our Smith & Wesson Model 69 44 magnum revolver, and accessories for our Caldwell Mag charger. We are proud of these product awards, and we are excited about the new products that we have in the pipeline for the next three years.

With this in mind, for FY16 we have slated $50 million for capital expenditures. Roughly half of that amount will cover our maintenance CapEx requirements. The balance will fund enhancements to IT, manufacturing flexibility, capacity increases, and most importantly, new product development.

Among the new products we are developing is our next-generation M&P polymer pistol, which we plan to submit in response to the Army’s solicitation for a modular handgun system, for replacement for their standard issue sidearm. By way of an update, the Army has now scheduled a fourth Industry Day in July, and they have issued a draft RFP which we are reviewing. As we’ve said before, the opportunity is likely to be up to 500,000 units or so over a multi-year period and, of course, we will team up on it with our partner, General Dynamics.

Now I would like to turn to an update on our new accessories division. As we consider our accomplishments in FY15, the acquisition of BTI is chief among them. It fits firmly within our core firearms space, and it provides us with an opportunity to recognize revenue synergies with our firearms division. As a result, we expect that the accessories division will deliver double-digit annual revenue growth.

This is the first full quarter for our accessories division, and we are very pleased with the results. Revenue is right on track and poised to grow in the coming year. Gross margins have also come in as planned, exceeding 50% excluding the impact of acquisition accounting. While this is currently only 10% of our overall revenue, it has the potential to deliver strong top line growth, both organic and inorganic, as well as very attractive gross margins.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

Before Jeff provides the financial outlook, I want to take a moment to explain the seasonal patterns that occur in our business in a normalized environment. We are often asked about this seasonality by investors and analysts. So it’s a worthwhile topic, especially since we expect those patterns to continue in FY16. The key driver of our seasonality is, of course, consumer purchasing behavior, which changes throughout the year. For us, seasonality is also driven by the number of production and shipping days that we have in each quarter, and those are impacted each year by two scheduled factory shutdowns, one in the summer and one in the winter.

Given that backdrop, let me walk you through the features of each fiscal quarter. Our first quarter is May through July. This is seasonally our slowest period, when firearm consumers tend to pursue other outdoor activities, so foot traffic is much lighter at retail. During this period, we and our distributors and key retailers start to build inventory in preparation for the fall season. During the first quarter, we incur one week of our annual summer shutdown for vacations and plant maintenance. As a result, we expect 59 production and shipping days in Q1 of FY16.

Our second quarter is August through October. The beginning of Q2 has the same summertime features and seasonal slowness as Q1, and our inventory continues to build in the early part of the quarter. Again, in preparation for the fall.

By September, foot traffic begins to increase as the fall season commences, and we generally see this demonstrated in mix results which accelerate significantly in October. We also incur the second week of our summer shutdown at the beginning of Q2. As a result, we expect 59 production and shipping days in Q2 of FY16.

Our third quarter is November through January. It is the busiest quarter for retail foot traffic as measured by NICS background checks. On average, over the past five years, about 31% of each year’s total NICS checks occurred within our third quarter. Q3 includes the busy holiday season, which incorporates Black Friday and Christmas shopping.

The third quarter contains most of our industry’s order rating shows, as well as SHOT Show, where we often launch new products into the market. Because Q3 is our shortest in terms of production and shipping days, it is important that we have built up adequate inventory to support this quarter and the quarter ahead. We expect 56 production and shipping days in Q3 of FY16.

Lastly, our fourth quarter is February through April, and it is typically our strongest quarter. Retail foot traffic is still heavy in this quarter. On average, over the past five years, 27.5% of NICS checks occurred within our fourth quarter.

In addition, shipments are at their highest level, fueled by orders from shows and new product launches in the prior quarter. And importantly, Q4 contains 10% to 20% more production and shipping days than each of the other quarters. We expect 65 production and shipping days in Q4 of FY16.

The annual revenue pattern that results from all of this is as follows. Q1 is typically sequentially down from the prior Q4. Q2 is generally flattish to Q1. Q3 rises slightly, and Q4 is significantly our strongest quarter. In a normalized environment, this pattern occurs more often than not, and it is the pattern that we are currently expecting for FY16. So with this in mind, I’ll ask Jeff to provide our financial outlook.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Thanks, James. For full year FY16, we expect revenue to be between $605 million and $615 million, and non-GAAP EPS to be between $1.02 and $1.07. That non-GAAP EPS would exclude $0.05 for expenses relating to the early redemption of our 5-7/8% notes, and $0.12 for acquisition-related amortization. Therefore, we expect GAAP EPS of between $0.85 and $0.90.

For the first quarter of FY16, we expect revenue to be between $140 million and $145 million. We expect first quarter non-GAAP EPS to be between $0.21 and $0.23. That non-GAAP outlook excludes $0.05 for the expenses related to the early redemption of the 5-7/8% notes, and $0.03 for acquisition-related amortization. So the GAAP EPS outlook for Q4 is between $0.13 — for Q1, is between $0.13 and $0.15. All of these estimates are based on our current fully diluted share count of 55.4 million shares and the expected tax rate of 37%. James?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Jeff. Everyone at Smith & Wesson did an excellent job in FY15, navigating the post-surge environment, delivering solid results in a soft firearms market, and making important progress on our strategic plan. We continue to believe our industry is in the midst of a long-term underlying growth trend, and we look forward to growing our Company and its share of our market. With that, operator, please open up the call for questions from our analysts.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

QUESTION AND ANSWER

Operator

(Operator Instructions)

Our first question comes from the line of Cai von Rumohr with Cowen and Company. Please proceed.

Cai von Rumohr - Cowen and Company - Analyst

Yes. So thank you very much. So for the sales numbers, you’ve got, if could you give us a little bit of help in terms of margins? The margins looked lower than I think many of us might have thought. So maybe give us some color on where you [would] expect operating expenses, and where you expect gross margins? Thanks.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Sure. I guess, just in general for the year, for 2016, typically we don’t give detail, but we do give our range, and we do believe we’ll be at the low end of our expected range.

Cai von Rumohr - Cowen and Company - Analyst

The low end of your expected range in terms of what? Operating expense as a —?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, I am talking about our gross margin. So we have — what we’ve said is our target, our gross range is 37% to 41%, and we think we’re going to be in that range.

Cai von Rumohr - Cowen and Company - Analyst

Okay.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

For gross (multiple speakers).

Cai von Rumohr - Cowen and Company - Analyst

I guess, my question would be, you did 38.4% here. You’re going to have a full year of Battenfeld which has a 50%-plus margin. Looks like demand is a little bit better. How come only the 37% area?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, I mean, what we’ve talked about a lot in the past is that, our gross margins are impacted by product mix, as well as absorption. And so, the product mix is a big driver. Because in a normalized environment right now, some of the high demand products are ones that may not have as high a gross margin is an example. There’s also — it’s a heavy promotional environment right now, with a lot of incentives (multiple speakers).

James Debney - Smith & Wesson Holding Corporation - President & CEO

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

Yes, certainly, Cai, we’re doing a lot of promotions. As you know, we want to [create] the business by taking market share. In a normalized environment, you have to be out there with the normal promotional plans in place, that you’re executing. It’s very important to us. So our plans are at the moment, to remain pretty aggressive.

As you know, we went through Q3 and the beginning of Q4 at the wholesaler shows being very aggressive, and we intend to continue doing that. As you know, the strength of our gross margins allow us to do that. We’re going to continue doing that. That’s the current plan.

Now, if the market is better, then we can ease up that promotional activity. So at least we have that in our back pocket. But our plan is to remain very aggressive at the moment, which I think is a good thing.

Cai von Rumohr - Cowen and Company - Analyst

Yes. Okay. Great (multiple speakers).

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Cai, I was going to talk about the operating margin, because I think you had a question about OpEx too, is that right?

Cai von Rumohr - Cowen and Company - Analyst

Yes, correct.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

So OpEx is up a bit this year, obviously, because we have a full year of the Battenfeld. And now so I’ll — but I’ll talk on a non-GAAP basis, so I’ll exclude the amortization from Battenfeld, and talk about that — we took out a lot of — or we didn’t — we’re going to have incentive expenses in 2016 that we didn’t have in 2015. So I think that’s probably the biggest driver of the increased OpEx, other than just adding BTI for a full year.

Cai von Rumohr - Cowen and Company - Analyst

When you say incentive expenses, what do you mean? You mean bonuses — (multiple speakers)?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

I’m talking about employee incentive expenses. So the fact that, basically — like none were paid in 2015, and we have a — p planned incentive expenses in 2016.

Cai von Rumohr - Cowen and Company - Analyst

Got it. I will let someone else go. Thank you very much.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks, Cai.

Operator

The next question comes from the line of Andrea James with Dougherty & Company. Please proceed.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

Andrea James - Dougherty & Company - Analyst

Thanks for taking my questions. Can you give us a sense of the market share trends that you’re seeing relative to your own expectation? And maybe some of the promotions you’ve done, and how they might be driving some of those market share trends?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, sure. I can give you some highlights, in terms of what we’re seeing. As you know, we set out with our promotional activity back in, I am talking back now in FY15, Q3, as we started to enter the order [writing] shows. We said that we were going to be aggressive, because we were going to regain any share points that we may lose, or that we had observed that we lost. I think our promotional activity worked, and we certainly regained what we had lost. And I think it’s going a long way now to helping us think about growing the business as we go into FY16.

And as I said earlier to Cai, we’re about taking share, as well as growing with an expanding market. I think we’re very strongly positioned to do that as we think about 2016, which is very exciting. And given the new products that we have in the pipeline as well, I think it’s going to help us even more take more market share and strengthen our position.

Andrea James - Dougherty & Company - Analyst

Thanks. And just maybe one and-a-half more. What are your thoughts on renewing the revolver, and the use of capital outside the CapEx that you already outlined?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes. Well, actually, our revolver has been renewed.

Andrea James - Dougherty & Company - Analyst

Yes.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

So we have — it’s a five year term on it, and we have no outstanding balance. So we can draw on it anytime we want.

Andrea James - Dougherty & Company - Analyst

Yes, and why renew it? I’m just curious, are you thinking — I mean, are you continuing to be acquisitive? I mean, is that like a definite strategy? Go ahead.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes. Well, our focus on our balance sheet is to create flexibility. So that, yes, if an acquisition comes along, that we want to act on quickly, we can. If we want to invest in our business in — or if we want to buy back shares based on valuation metrics, we can do that.

So our focus — in addition to lowering our overall weighted average cost of capital, which we’ve kind of looked a lot at in the last couple years, we’re looking a lot right now on our ROC, return on capital. And we just need to have a flexible balance sheet with an available line of credit. And then, the term loan A was done to basically to fix the interest rates, and lower the interest rate, because it was at 5 7/8 before. And it gives us a longer term, since the loan that we took out was coming due in two years.

Andrea James - Dougherty & Company - Analyst

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

Thanks. And then, just another one. Your business has been hard to forecast, at least over the last couple years, really hard to forecast. And I am just wondering, have you guys changed some of your forecasting function, or the data you’re relying upon? And then also, is it just going to get easier from now on, just because of the market normalizing as well? I’m just curious about forecasting, how you came up with your guidance? Thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

I would certainly agree that forecasting is less challenging, now that the environment has normalized. In terms of what we’ve done, I’ve mentioned this before. We reached even more deeply out into the market to understand what is happening. So we’ve got more data points than ever before.

We incorporate that into our very robust sales and operations planning process, and we obviously use those metrics as key data points to tell us where we think the market is going by product category. That helps us schedule the plant, helps us collaborate with our strategic partners, wholesalers and big boxes such as Cabella’s. Also helps us drop in, when we believe that we’re going to launch our new products and so on, and also major strategic promotional activity as well. So I would say, our plans are a lot — and our plans and our understanding of what we’re forecasting are much better than ever before.

Cai von Rumohr - Cowen and Company - Analyst

Thanks so much.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Operator

The next question comes from with Stephen Cahall with Royal Bank of Canada. Please proceed.

Stephen Cahall - RBC Capital Markets - Analyst

Yes, thank you. Maybe a first question just on the segments. I thought the sales cadence was very helpful. But I was wondering if you could maybe give us a sense of what your organic growth rate in the firearms is expected to be, for maybe just for the year, and something more granular would be great as well?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes, we really haven’t broken out the forecast by our segments yet. It’s possible we might like do that in 2017. But we have a new division here, and at this point, we’re not going to go ahead and break it out. We have said in general, that the long-term prospects we think for the firearm industry is in the 6% to 10% range. And we’ve also said that Battenfeld itself has grown very strongly, in excess of 20% over the last multiple years. So I think we basically expect those trends to continue.

Stephen Cahall - RBC Capital Markets - Analyst

Okay, then, maybe to ask it a slightly different way. I think, based on what you said it would imply that, this year we’re going to see firearms growth kind of implied in the guidance that is well below the recent trend, or at least certainly below the recent trend in NICS, and certainly in handgun NICS. So as we just think about that, is that inventory?

Is that the aggressive pricing you talked about? Is it mix? Is it just combination of those things? And is there any one area you’d emphasize there?

James Debney - Smith & Wesson Holding Corporation - President & CEO

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

Still, yes, I mean, there remains, in terms of competitors’ inventory, there’s still some competitors’ inventory out there for sure. But I think mostly that is out of the way now, and we’re at the normalized environment. I would say that as we’re thinking ahead and forecasting the years to Andrea’s point earlier on, we’re pulling on a lot of data points, and we’re fairly confident, more confident than we’ve ever been before, in terms of our forecast, given both our improvements and our internal sales and operations planning process, and what we’re experiencing now in the market.

Stepping back, you have to remember, we are a brand of choice when it comes to the consumer. We have one of the strongest product portfolios out there so, and we have highly motivated team here who really does understand the market. So very strongly positioned, lots of good things going on from the consumer channel, to the professional channel.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

And I just would add one additional thing. In doing our outlook, and relating back to your question of NICS and the difference, is we do look at our market share. And when we look at 2016, we are forecasting to equal or maintain our market share. So our forecast is based on our belief as to what our share of the market will be, and that we’re going to maintain or increase that share.

Stephen Cahall - RBC Capital Markets - Analyst

Great. Thank you. And then, a couple questions on the cash. So number one, I was wondering if the CapEx guidance that you gave for the year, is this kind of a normal year in terms of run rate for CapEx, either absolute or to sales? Or is there anything that’s particularly notable this year, that we could see CapEx coming down in future years?

And then, second question on cash, it looks to me like even with the retirement of debt, you’re just going to be very underleverred. You’re going to have a lot of cash on the balance sheet. So how are you thinking about what you might use that cash for and timing?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Okay. I’ll take the first part. I would say, our normal range for CapEx that we would expect is somewhere between $40 million to $50 million. It’s largely dependent on our capacity increases and our new product launches.

That’s a big factor. Obviously, when we’re launching new products, we are targeting white space, i.e. we don’t want to cannibalize our existing product portfolio. So that will also mean that we need to increase our base capacity, as well as invest in the development of the new product, and invest in the tooling required to manufacture the new product as well.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes, and I just would follow up on that. So what we’ve said, is the maintenance CapEx, that is if we’re not adding capacity, we’re not adding new products, is in the $25 million range. So the - anything above that is either a specialized IT project, or new product introduction, or capacity increases generally. The second part of your question was?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Best use of cash.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Best use of cash, right. So, yes, I mean, based on our outlook, this Company does a good job of producing cash, and what we basically do is always analyze the best use of cash. Our focus is really on two things. One is lowering our weighted average cost of capital, so that we can have a lower hurdle rate for the various investments that we want to do, whether it’s inside the Company organically, or outside the Company, inorganically.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

So we would prefer to invest in ourselves first, either inorganically or organically in the firearms industry. But to the extent that we think we have excess cash, then we probably would lean more towards a stock buyback at this stage versus any debts payback. Just as an example, I do agree that we’re very - our leverage is very low. So we took the $100 million of the senior notes that are due in two years, did a term loan A, and basically like pushed that maturity out to five years. So again, keeping the debt on the balance sheet, because it’s inexpensive.

We paid down the line, just because we had the cash. And we’re not going to use it immediately, there’s no point in paying interest. But we still have the $175 million available any moment. So again, in sum, we would rather invest in ourselves in projects that return, like meet our hurdle rate. And if that doesn’t work, then we probably would like move into a stock buyback (multiple speakers).

Stephen Cahall - RBC Capital Markets - Analyst

A final technical one, and then I’ll pass over to someone. How are you thinking about the call that you have on the bond this year, in terms of the attractiveness, and since you focused on reducing the cost of capital, as a high priority?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

You’re talking about the bonds that are due in one year?

Stephen Cahall - RBC Capital Markets - Analyst

I think you said they were callable in a year, if I heard that correctly?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes. Yes, that’s right. The call premium is usually half of the interest rate. So it’s 2.5% in one year, then the year after that, there would be no call premium.

Stephen Cahall - RBC Capital Markets - Analyst

Thank you so much.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Sure.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Operator

(Operator Instructions)

The next question comes from the line of Chris Krueger with Lake Street Capital Markets. Please proceed.

Chris Krueger - Lake Street Capital - Analyst

Good afternoon, guys.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Hi.

Chris Krueger - Lake Street Capital - Analyst

Hi. Just shifting gears over to the BTI business. James, you went over the seasonality of the firearms industry pretty well and pretty clearly. How should we look at seasonality for that business?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

That basically is a bit not - it doesn’t have as a steep ramp in our Q4. It’s sort of flatter, because it’s got a lot of sales, pre-fall, hunting and Christmas because you can buy those products online. And not as much goes through a distribution and order writing shows in our Q4. So in all, like on all, I’d say it’s a flatter profile.

Chris Krueger - Lake Street Capital - Analyst

Okay. And then, just one other question on BTI. I know prior to the acquisition that they had grown through a combination of their organic growth rate, as well as variety of acquisitions of I think quite a few different brands. Is that activity continuing, and is there a pipeline of potential acquisitions within that business that we should think about?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes. We’re continually looking in both divisions, to be perfectly honest. As I said, we’re very, very pleased with the acquisition of BTI. It’s a wonderful addition to the Smith & Wesson family. So we’re out there looking again.

Many opportunities out there, but as you know, we have a very high bar. We set that bar very high, and we’re also very cautious. So we do a lot of evaluation.

But we’re not just looking in terms of other firearms-related businesses. We’re also looking in terms of vertical integrations as well, so there’s other manufacturing processes that we’re heavily reliant on. Similar to how we were very reliant on plastic injection molding, which as everybody knows now, we have DRP. So we now own that technology.

So we’re out there, looking for other opportunities in vertical integration, which are our lowest risk acquisitions as well. Both divisions act as their own platform for little roll-ups, in terms of acquisitions, going back to more branded firearms businesses, firearms-related businesses. As you know, we look mostly for the smaller, lower risk tuck-in acquisitions for each of those platforms, which again, the lowest risk and also the lowest price in terms of the multiple of [EBITDA].

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

And Chris, I would just add one additional thing. BTI didn’t really do that many acquisitions. Most of its growth over the last 10 years has come organically. They have done a few small brands, but the great majority of the brands - the great majority of the brands that they have, they developed themselves.

Chris Krueger - Lake Street Capital - Analyst

Okay. Good to know. That’s all I got. Thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

Operator

Our next question is a follow-up from Andrea James with Dougherty & Company. Please proceed.

Andrea James - Dougherty & Company - Analyst

Thanks. James, I wrote down the numbers you gave of your revenue subsets for Q4, and I’m not - they’re not adding up to $181 million. I just want to make sure I didn’t miss something. Can you go over that again?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Sure.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

I’ll do it right now if you want.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, go ahead, Jeff.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, so we had - total firearms was $166.4 million. Accessories was $14.6 million.

Andrea James - Dougherty & Company - Analyst

And then you had given a handgun, long gun breakdown.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

So handguns were $120.7 million. Long guns are $34.2 million. And we have this thing called other, of $11.5 million.

Andrea James - Dougherty & Company - Analyst

Ah, and that $11.5 million is what I was missing. What is that?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

That is our own accessories business in Thomson, handcuffs, some B2B manufacturing processes that we do for other companies. It’s just a hodgepodge of - it’s also Deep River Plastics sells its services, like B2B. So it’s a hodgepodge of stuff.

Andrea James - Dougherty & Company - Analyst

Okay. Great. Will you ever put your own accessories stuff into the Battenfeld, like roll that all up together?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JUNE 18, 2015 / 09:00PM GMT, SWHC - Q4 2015 Smith & Wesson Holding Corp Earnings Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Absolutely. We’ve declared that as well, already that we are in transition mode right now. So our Thomson center accessories business, M&P accessories such as mags for M&P polymer pistols magazines are in the process of being transferred over right now to the accessories division.

The reason for doing that is obviously, so that both divisions can maintain strong focuses on what they should be focused on. And also, we have an extremely talented team at Battenfeld who run the accessories division right now, and we feel that they can do a much better job of growing that part of the business than the firearms division has done. Simply because, firearms division needs to focus on growing firearms.

Andrea James - Dougherty & Company - Analyst

Helpful. Thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Operator

There are no further questions in queue at this time. I would now like to turn the call back over to James.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, operator. Please note that we will be participating in the Credit Suisse conference in New York on September 17, and hope to see some of you there. Thank you all for joining us. We look forward to speaking with you next quarter.

Operator

Ladies and gentlemen, this concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2015 Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.